Exhibit 99.1

FOR IMMEDIATE RELEASE

Casa Systems Announces Successful Completion of Previously Announced

Refinancing and Extension Transaction for its Term Loan B Senior Secured Debt

•	Extends Scheduled Maturity Date to December 2027

•	Provides Financial Flexibility to Execute on Growth Strategy, Operational Enhancements, and Strategic Initiatives

ANDOVER, Mass., June 15, 2023 — Casa Systems, Inc. (NASDAQ: CASA) (“Casa Systems” or “the Company”), a leading provider of cloud-native software and physical broadband technology solutions for access, cable, and cloud, today announced the successful consummation of the transactions contemplated by the previously announced Transaction Support Agreement regarding the refinancing of the Company’s existing Term Loan B senior secured debt (the “Refinancing Transaction”), including:

•	Participation of 97.8% ($218.8 million) of Lenders holding its existing Term Loan B debt in the new extended facility with scheduled maturity in December 2027 (the “2027 TLB Debt”).

•	Resulting 2027 TLB Debt of $178.8 million includes $40 million paydown at close.

•	Remaining 2.2% ($5.0 million) of the Company’s existing Term Loan B expected to be paid at maturity in December 2023.

“We are delighted with the successful refinancing and formal closing of our Term Loan B debt facility that was originally scheduled to mature in December 2023,” said Edward Durkin, Casa Systems’ Chief Financial Officer and Interim Chief Executive Officer. “We believe the approximate 98% participation by Lenders is validation of our strong business fundamentals and future plans. With this important refinancing now behind us, we believe we now have the financial flexibility to execute on our strategic plan and achieve our goal of returning to top-line growth and positive net adjusted EBITDA while also enhancing shareholder value. Over the past nine months, we reduced debt by over $90M, and we remain focused on continued deleveraging, while also achieving our growth and EBITDA profitability objectives for 2023 and beyond.”

Additional information with respect to the 2027 TLB Debt regarding the economics, covenants, and conditions applicable thereto will be made available in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission.

Sidley Austin LLP and Goodwin Procter LLP are serving as legal counsel to the Company in connection with the Refinancing Transaction. JPMorgan Chase Bank, N.A. is serving as lead arranger for the Refinancing Transaction and is represented by Simpson Thacher & Bartlett LLP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “are optimistic,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to comply with all covenants, agreements and conditions under our credit facility; (2) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the lingering effects of the COVID-19 pandemic; (3) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (4) the concentration of a substantial portion of our revenue in certain customers; (5) fluctuations in our revenue due to timing of large orders and seasonality; (6) the length and lack of predictability of our sales cycle; (7) any difficulties we may face in expanding our platform into the wireless market; (8) any failure to maintain the synergies we have realized from our acquisition of NetComm Wireless Pty Ltd.; (9) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; (10) our ability to effectively transition our chief executive officer role; and (11) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contacts

Dennis Daly

Casa Systems

978-688-6706 ext. 6310

investorrelations@casa-systems.com

or

Mike Cummings or Jackie Marcus

Alpha IR Group

617-466-9257

investorrelations@casa-systems.com

Source: Casa Systems